Plexus Announces Fiscal Second Quarter Financial Results
NEENAH, WI – April 27, 2022 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal second quarter ended April 2, 2022, and guidance for our fiscal third quarter ending July 2, 2022.
•Reports fiscal second quarter revenue of $889 million, GAAP operating margin of 4.0% and GAAP diluted EPS of $0.95, including $0.21 of stock-based compensation expense
•Initiates fiscal third quarter revenue guidance of $885 to $925 million with GAAP diluted EPS of $1.02 to $1.18, including $0.21 of stock-based compensation expense

	Three Months Ended
	Apr 2, 2022	Apr 2, 2022	Jul 2, 2022
	Q2F22 Results	Q2F22 Guidance	Q3F22 Guidance
Summary GAAP Items
Revenue (in millions)	$889	$820 to $860	$885 to $925
Operating margin	4.0%	3.6% to 4.0%	4.4% to 4.9%
Diluted EPS (1)	$0.95	$0.76 to $0.92	$1.02 to $1.18

Summary Non-GAAP Items (2)
Return on invested capital (ROIC)	10.2%
Economic return	0.9%

(1)	Includes stock-based compensation expense of $0.21 for Q2F22 results, $0.23 for Q2F22 guidance and $0.21 for Q3F22 guidance.
(2)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures and a reconciliation to GAAP.
Fiscal Second Quarter 2022 Information
•Won 38 manufacturing programs during the quarter representing $313 million in annualized revenue when fully ramped into production
•Trailing four quarter manufacturing wins exceed $1.1 billion in annualized revenue when fully ramped into production
•Purchased $25.0 million of our shares at an average price of $81.79 per share under our share repurchase program, leaving $11.7 million of our current $50 million authorization remaining

Todd Kelsey, CEO, commented, “Our focus on delivering operational excellence for our customers resulted in fiscal second quarter revenue of $889 million and GAAP EPS of $0.95, both exceeding our guidance range. Our engineering, supply chain, manufacturing and aftermarket services teams all played important roles in delivering the upside performance.”

Mr. Kelsey continued, “Our go-to-market team continues to produce exceptional results positioning us for sustained growth. Fiscal second quarter new manufacturing program wins totaled $313 million in annual revenue when fully ramped into production, reflecting the best quarterly performance in a decade and nearly an all-time record. This exceptional performance propelled our trailing four-quarter wins to another record high of more than $1.1 billion. In addition to the strong wins, our funnel of qualified manufacturing opportunities expanded to a record level of $3.4 billion. Momentum in manufacturing wins and qualified opportunities, when combined with robust new engineering engagements for the second consecutive quarter, supports our 9% to 12% revenue CAGR goal.”

Patrick Jermain, Executive Vice President and CFO, commented, “We generated $53 million in free cash flow during the fiscal second quarter, a result that was double our net income and exceeded our projections. The fiscal second quarter cash cycle of 98 days was favorable to our expectations and sequentially lower by five days as we benefited from increased revenue and continued progress on our working capital initiatives. While we expect an investment in working capital during the fiscal third quarter to support projected revenue growth, we anticipate generating positive free cash flow for the second half of fiscal 2022.”

Mr. Kelsey further commented, “We are guiding fiscal third quarter revenue of $885 to $925 million, which reflects the benefits of ongoing strong customer demand and new program ramps as well as the challenges created by continued supply chain constraints. We anticipate the revenue ramp will further leverage an operating cost structure built to support much greater levels of customer demand, resulting in expanded GAAP operating margin of 4.4% to 4.9% and GAAP EPS of $1.02 to $1.18.”

Mr. Kelsey concluded, “We are encouraged by the accelerating momentum demonstrated by our fiscal second quarter performance. We now see the potential to deliver quarterly sequential revenue growth through fiscal 2022 and into fiscal 2023 with expansion in GAAP operating margin and EPS.”

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Apr 2, 2022	Jan 1, 2022	Apr 3, 2021
Revenue	$888,723	$817,456	$880,885
Gross profit	76,510	69,996	91,002
Operating income	35,837	30,473	50,687
Net income	26,869	23,423	41,763
Diluted EPS	$0.95	$0.82	$1.42

Gross margin	8.6%	8.6%	10.3%
Operating margin	4.0%	3.7%	5.8%

ROIC (1)	10.2%	10.0%	17.3%
Economic return (1)	0.9%	0.7%	9.2%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return and a reconciliation of these measures to their comparable GAAP measures.

Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 56% of revenue during both the first and second quarters of fiscal 2022, up one percentage point from the second quarter of fiscal 2021 when the top 10 customers comprised 55% of revenue.

Business Segments ($ in millions)	Three Months Ended
	Apr 2, 2022	Jan 1, 2022	Apr 3, 2021
Americas	$311	$277	$365
Asia-Pacific	534	491	459
Europe, Middle East and Africa	74	73	83
Elimination of inter-segment sales	(30)	(24)	(26)
Total Revenue	$889	$817	$881

Market Sectors ($ in millions)	Three Months Ended
	Apr 2, 2022		Jan 1, 2022		Apr 3, 2021
Industrial	$415	47%	$364	45%	$407	46%
Healthcare/Life Sciences	353	40%	344	42%	350	40%
Aerospace/Defense	121	13%	109	13%	124	14%
Total Revenue	$889		$817		$881

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow, because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached Non-GAAP Supplemental Information Tables.

ROIC and Economic Return
ROIC for the second quarter of fiscal 2022 was 10.2%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a three-quarter period for the second fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2022 is 9.3%. ROIC for the second quarter of fiscal 2022 less Plexus’ weighted average cost of capital resulted in an economic return of 0.9%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended April 2, 2022, cash flows provided by operations of $84.3 million, less capital expenditures of $30.9 million, resulted in free cash flow of $53.4 million.

Cash Cycle Days	Three Months Ended
	Apr 2, 2022	Jan 1, 2022	Apr 3, 2021
Days in Accounts Receivable	59	66	52
Days in Contract Assets	12	12	12
Days in Inventory	154	145	89
Days in Accounts Payable	(86)	(87)	(61)
Days in Cash Deposits	(41)	(33)	(20)
Annualized Cash Cycle *	98	103	72
* We calculate cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal 2022 Q2 Earnings Conference Call and Webcast
When:	Thursday, April 28, 2022 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, https://plexus.gcs-web.com/events-and-presentations/upcoming-events, where a slide presentation reviewing fiscal second quarter 2022 results will also be made available ahead of the conference call.

Conference Call: +1.866.922.5180 with passcode: 5067109

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.855.859.2056 or +1.404.537.3406 with passcode: 5067109

Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 20,000 individuals who are dedicated to providing Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing and Aftermarket Services. Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading companies by providing innovative, comprehensive solutions throughout a product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the evolving effect, which may intensify, of COVID-19 on our employees, customers, suppliers, and logistics providers, including the impact of governmental actions being taken to curtail the spread of the virus. Other risks and uncertainties include, but are not limited to: the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the effects of U.S. Tax Reform, any tax law changes as a result of change in U.S. presidential administration, and of related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom’s exit from the European Union); the potential effect of other world or local events or other events outside our control (such as the recent conflict between Russia and Ukraine, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2021 Form 10-K and subsequently filed quarterly reports on Form 10-Q.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	Apr 2,	Apr 3,	Apr 2,	Apr 3,
	2022	2021	2022	2021
Net sales	$888,723	$880,885	$1,706,179	$1,711,240
Cost of sales	812,213	789,883	1,559,673	1,540,961
Gross profit	76,510	91,002	146,506	170,279
Operating expenses:
Selling and administrative expenses	40,673	38,286	78,175	70,697
Restructuring and impairment charges	—	2,029	2,021	2,029
Operating income	35,837	50,687	66,310	97,553
Other income (expense):
Interest expense	(3,345)	(3,818)	(6,391)	(7,904)
Interest income	262	390	533	764
Miscellaneous, net	(1,446)	(825)	(2,369)	(2,343)
Income before income taxes	31,308	46,434	58,083	88,070
Income tax expense	4,439	4,671	7,791	10,108
Net income	$26,869	$41,763	$50,292	$77,962
Earnings per share:
Basic	$0.96	$1.45	$1.80	$2.71
Diluted	$0.95	$1.42	$1.76	$2.65
Weighted average shares outstanding:
Basic	27,987	28,736	28,002	28,799
Diluted	28,427	29,310	28,566	29,409

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Apr 2,	Oct 2,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$307,964	$270,172
Restricted cash	912	341
Accounts receivable	571,085	519,684
Contract assets	116,087	115,283
Inventories	1,374,285	972,312
Prepaid expenses and other	64,640	53,094
Total current assets	2,434,973	1,930,886
Property, plant and equipment, net	425,874	395,094
Operating lease right-of-use assets	67,062	72,087
Deferred income taxes	27,271	27,385
Other assets	34,868	36,441
Total non-current assets	555,075	531,007
Total assets	$2,990,048	$2,461,893

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$222,393	$66,313
Accounts payable	767,536	634,969
Customer deposits	364,572	204,985
Accrued salaries and wages	62,010	75,394
Other accrued liabilities	242,626	147,042
Total current liabilities	1,659,137	1,128,703
Long-term debt and finance lease obligations, net of current portion	186,069	187,033
Accrued income taxes payable	42,330	47,974
Long-term operating lease liabilities	34,347	37,970
Deferred income taxes	5,295	5,677
Other liabilities	22,279	26,304
Total non-current liabilities	290,320	304,958
Total liabilities	1,949,457	1,433,661
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
54,077 and 53,849 shares issued, respectively,
and 27,859 and 28,047 shares outstanding, respectively	541	538
Additional paid-in-capital	641,175	639,778
Common stock held in treasury, at cost, 26,218 and 25,802, respectively	(1,078,226)	(1,043,091)
Retained earnings	1,484,283	1,433,991
Accumulated other comprehensive loss	(7,182)	(2,984)
Total shareholders’ equity	1,040,591	1,028,232
Total liabilities and shareholders’ equity	$2,990,048	$2,461,893

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Apr 2,	Jan 1,	Apr 3,	Apr 2,	Apr 3,
	2022	2022	2021	2022	2021
Operating income, as reported	$35,837	$30,473	$50,687	$66,310	$97,553
Operating margin, as reported	4.0%	3.7%	5.8%	3.9%	5.7%

Non-GAAP adjustments:
Restructuring and impairment charges (1)	—	2,021	2,029	2,021	2,029
Adjusted operating income	$35,837	$32,494	$52,716	$68,331	$99,582
Adjusted operating margin	4.0%	4.0%	6.0%	4.0%	5.8%

Net income, as reported	$26,869	$23,423	$41,763	$50,292	$77,962

Non-GAAP adjustments:
Restructuring and impairment charges, net of tax (1)	—	1,809	1,816	1,809	1,816
Adjusted net income	$26,869	$25,232	$43,579	$52,101	$79,778

Diluted earnings per share, as reported	$0.95	$0.82	$1.42	$1.76	$2.65

Non-GAAP per share adjustments:
Restructuring and impairment charges, net of tax (1)	—	0.06	0.07	0.06	0.06
Adjusted diluted earnings per share	$0.95	$0.88	$1.49	$1.82	$2.71

(1)	During the three months ended January 1, 2022, restructuring and impairment charges of $2.0 million, or $1.8 million net of taxes, were primarily incurred for employee severance costs associated with a facility transition in our Asia-Pacific region. During the three months ended April 3, 2021, restructuring charges of $2.0 million, or $1.8 million net of taxes, were incurred for employee severance costs associated with a reduction in workforce primarily in the EMEA region.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Six Months Ended		Three Months Ended		Six Months Ended
	Apr 2,		Jan 1,		Apr 3,
	2022		2022		2021
Operating income, as reported		$66,310		$30,473		$97,553
Restructuring and impairment charges	+	2,021	+	2,021	+	2,029
Adjusted operating income		$68,331		$32,494		$99,582
	x	2	x	4	x	2

Adjusted annualized operating income		$136,662		$129,976		$199,164
Adjusted effective tax rate	x	14%	x	13%	x	13%
Tax impact		19,133		16,897		25,891
Adjusted operating income (tax effected)		$117,529		$113,079		$173,273

Average invested capital	÷	$1,151,775	÷	$1,135,312	÷	$1,002,260

ROIC		10.2%		10.0%		17.3%
Weighted average cost of capital	-	9.3%	-	9.3%	-	8.1%
Economic return		0.9%		0.7%		9.2%

	Three Months Ended
Average Invested Capital Calculations	Apr 2,	Jan 1,	Oct 2,	Jul 3,	Apr 3,	Jan 2,	Oct 3,
	2022	2022	2021	2021	2021	2021	2020
Equity	$1,040,591	$1,044,095	$1,028,232	$1,020,450	$1,013,952	$1,006,959	$977,480
Plus:
Debt and finance lease obligations - current	222,393	151,417	66,313	60,468	50,229	148,408	146,829
Operating lease obligations - current (1)	9,266	9,507	9,877	9,130	9,314	9,351	7,724
Debt and finance lease obligations - long-term	186,069	187,075	187,033	187,690	188,730	188,148	187,975
Operating lease obligations - long-term	34,347	36,343	37,970	33,193	34,751	37,052	36,779
Less:
Cash and cash equivalents	(307,964)	(217,067)	(270,172)	(303,255)	(294,370)	(356,724)	(385,807)
	$1,184,702	$1,211,370	$1,059,253	$1,007,676	$1,002,606	$1,033,194	$970,980

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.